SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Urigen Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

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URIGEN PHARMACEUTICALS, INC.
875 Mahler Road, Suite 235
Burlingame, California 94010
Tel: (650) 259-0239

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Burlingame, California
September 24, 2007

This information statement has been mailed on or about September 25, 2007 to the stockholders of record on August 24, 2007 (the “Record Date”) of Urigen Pharmaceuticals, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of August 24, 2007.  The actions to be taken pursuant to the written consent shall be taken on or about October 16, 2007, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By order of the Board of Directors

September 24, 2007	By:	/s/ Amie E. Franklin, PH.D.

Secretary

URIGEN PHARMACEUTICALS, INC.
875 Mahler Road, Suite 235
Burlingame, California 94010
Tel: (650) 259-0239

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED AUGUST 24, 2007

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Company will amend its Bylaws pursuant to a written consent of a majority of stockholders dated August 24, 2007, in lieu of a special meeting of the stockholders.  Such action will be taken on or about October 16, 2007:

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on August 24, 2007, (the "Record Date") of corporate action expected to be taken pursuant to the consents or authorizations of principal shareholders.

Shareholders holding a majority of the Company's outstanding common stock are expected to vote in favor of certain corporate matters outlined in this Information Statement, which action is expected to take place on or before October 16, 2007, consisting of the approval to amend the Company’s Bylaws.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of common stock as of record on the close of business on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that held in excess of fifty percent (50%) of the Company's outstanding shares of common stock have indicated that they will vote in favor of the proposal. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposal is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposal consists of the vote of the holders of a majority of the voting power of the common stock, each of whom is entitled to one vote per share. As of the Record Date, 68,289,535 shares of common stock were issued and outstanding.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of our outstanding stock have indicated that they will vote in favor of an amendment to the Company’s Bylaws.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our Common Stock outstanding on the Record Date, is required for approval of the amendment to the Company’s Bylaws. We believe that such majority will vote in favor of the proposal.

DISSENTERS' RIGHTS OF APPRAISAL

There is no provision in the Delaware General Corporation law, nor in our Articles of Incorporation or Bylaws, providing our stockholders with dissenters' rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the implementation of any of the proposal described in this Information Statement.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 200,000,000 shares of Common Stock, with a par value of $.001 of which 68,289,535 shares were issued and outstanding and 10,000,000 shares of preferred stock with a par value of $.001 of which 210 shares designated Series B Preferred Stock are outstanding.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.  Each share of Series B Preferred Stock is convertible into shares of common stock at a price of $0.15 (subject to adjustment as provided.  The Holders of Series B Preferred Stock is entitled to 5% dividends payable quarterly. The Company has the option to pay dividends in shares of common stock if the shares are registered in an effective registration statement and the payment would not result in the holder exceeding any ownership limitations. The Series B Preferred Stock is convertible at maximum price of $0.15 per share, subject to certain adjustments, other than for increase in the conversion price in connection with a reverse stock split by the Company. The Series B Preferred Stock also carries a liquidation preference of $10,000 per share.

The Holders of Series B Preferred stock have no voting rights except that the Company may not without the consent of a majority of the holders of Series B Preferred Stock (i) incur any indebtedness, as defined in the Certificate of Designation, or authorize, create or issue any shares having rights superior to the Series B preferred stock; (ii) amend its Articles of Incorporation or Bylaws or in anyway alter the rights of the Series B Preferred stock, so as to materially and adversely affect the rights, preferences and privileges of the Series B Preferred Stock; (iii) repurchase, redeem or pay dividends on any securities of the Company that rank junior to the Series B Preferred Stock; or (iv) reclassify the Company’s outstanding stock.

The following shareholders (holding the indicated number of shares) voted in favor of the proposal:

Shareholder	Number of shares
Jeffrey Bacha	1,872,820
Michael Flashner	1,707,921
Amie E. Franklin	1,912,779
William J. Garner	18,476,540
Thomas Jurgensen	1,138,614
KTEC Holdings, Inc.	1,282,019
Terry M. Nida	3,135,049
C. Lowell Parsons	1,802,693
Shellwater & Company	1,846,400
Martin E. Shmagin	2,914,073

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on October 16, 2007.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

 This Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

           The following table provides information at to shares of common stock beneficially owned as of August 24, 2007 by:

•	each director;
•	each officer named in the summary compensation table;
•	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and
•	all directors and executive officers as a group.

Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Furthermore, unless otherwise indicated, the address of the beneficial is c/o Urigen Pharmaceuticals, 875 Mahler Road, Suite 235, Burlingame, CA 94010.

Name	Shares of Common Stock Beneficially Owned	Percentage
William J. Garner M.D, President, Chief Executive Officer and Director	18,476,540	27.6%
Martin E. Shmagin, Chief Financial Officer and Director	2,914,073	4.27%
Terry M. Nida, Chief Operating Officer	3,135,049	4.59%
Benjamin F. McGraw, Pharm.D, Chairman of the Board	*	*
Tracy Taylor, Director	*	*
C. Lowell Parsons, Director	1,802,693	2.64%
George M. Lasezkay, Pharm.D., J.D., Director	*	*
All officers and directors as a group (6 individuals owning stock)	26,328,355	38.56%

* Less than 1%

 Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name.  Each person is deemed to own beneficially shares of common stock which are issuable upon exercise or warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of August 27, 2007.

Proposal

ADOPTION OF AMENDED BY-LAWS

Overview

On August 13, 2007, our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved, and recommended that the stockholders of the Company approve an amendment to the Company’s Bylaws to delete the following provision from the Company’s Bylaws:

“Section 48. Restrictions on Stock Option Grants and Stock Issuances. Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders, the Company shall not

(1)              grant any stock option, including stock appreciation right, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;

(2)              reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future; cancel and re-grant options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant scheme), whether or not the cancelled options are put back into the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other program; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other program;

(3)              sell or issue any security of the Company convertible, exercisable or exchangeable into shares of Common Stock, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the Common Stock at the time of conversion, exercise or exchange of such security into Common Stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends); or

(4)              enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell Common Stock (or any security convertible, exercisable or exchangeable into shares of Common Stock (a “Common Stock Equivalent”)) at a per share price (or with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be (an “Equivalent Price”)) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method. Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of common stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of common stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement (the “Fixed Price”) in the event that the
Company, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells shares of Common Stock or Common Stock Equivalent to another investors at a price or Equivalent Price, as the case may be, below the Fixed Price.”

The Company’s Board of Directors has determined that the amended By-Laws are in the best interests of the Company to enable the Company to attract  investors. The Company believes that Section 48 of the Bylaws  will make it more difficult for the Company to raise funds in the future by preventing the Company from entering into any financing transactions where the investors seek anti-dilution protection or where the terms of the financing transaction include a conversion price that is tied to the market price of the Company’s common stock, which are common features of many financing transactions.  The Company believes the amendment to the By-Laws will provide the Company with greater flexibility in completing financings to expand the Company’s business and enable the Company to efficiently execute its business plan. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. Further, if we issue additional equity or debt securities, existing stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will be unable to execute our business plan and may be forced to curtail our operations.

In addition, in the recently completed financing pursuant to the Series B Convertible Preferred Stock Purchase Agreement dated as of July 31, 2007 with Platinum-Montaur Life Science, LLC (“Platinum”), the Company agreed to undertake to amend its Bylaws to remove Section 48 to permit adjustments of the conversion price of the Series B Preferred Stock and the warrants issued to Platinum. The Series B Convertible Preferred Stock Purchase Agreement is discussed below.

           Amending the Bylaws to remove Section 48 will remove the prohibition against issuing stock options with an exercise price that is less than 100% of the fair market value of the common stock. This prohibition is contained in the Company’s stock option plan and is therefore redundant in the Bylaws. In addition, Section 422 of the Internal Revenue Code provides that, the option price for an incentive stock option shall not be less than the fair market value of the stock at the time the option is granted. Therefore the Company believes the prohibition contained in Section 48(1) of the Bylaws is not necessary.

In addition, the Company believes that amending its bylaws to remove the prohibition contained in Section 48(2) of the Bylaws, will provide the Company with the flexibility to reprice options with high exercise prices in excess of the then current stock price to enable the Company to provide reasonable compensation or incentives for the Company's officers, employees, directors and consultants.  The Company believes that its future growth and success will be dependent upon its ability to successfully attract, retain and motivate its officers, employees, directors and consultants, which serve the best interests of the Company and its stockholders.  The Company also concluded that the use of stock options also aligns the interests of the optionees with the interests of the stockholders, which is in the best interests of the stockholders. The Company however, does not have any current plans to reprice any of its outstanding options.

Series B Convertible Preferred Stock Purchase Agreement

The Company entered into a Series B Convertible Preferred Stock Purchase Agreement dated as of July 31, 2007 (the “Purchase Agreement”) with Platinum-Montaur Life Science, LLC (“Platinum”) for the sale of 210 shares of its Series B Convertible Preferred Stock, par value $.001 per share, at a purchase price of $10,000 per share. The Company received aggregate proceeds of $2,100,000. IN connection with the Purchase Agreement, the Company filed a Certificate of Designation setting forth the rights of the Series B Convertible Preferred Stock.

Pursuant to the terms of the Amended and Restated Series B Certificate of Designation and warrants granted to Platinum the conversion price of the Series A Preferred Stock and the exercise price of warrants will be adjusted in the event (i) of any stock split or combination of the Company’s common stock; (ii)  the Company pays any dividends or other distribution payable in common stock or other securities of the Company; (iii) the company reclassifies its common stock; (iv) there is a reorganization, merger consolidation or sale of all or substantially all of  the Company’s assets, (v) the company issues any securities convertible into or exchangeable for common stock where the price per share for the additional shares that may be issued pursuant to such convertible or exchangeable securities plus the consideration received by the Company for the issuance of such convertible or exchangeable securities divided by the number of such shares issuable pursuant to such convertible or exchangeable securities is less than the conversion price of the Series B Preferred Stock of $0.15 or the warrant exercise price of $0.18 or (vi) issues any shares of common stock other upon conversion of existing convertible securities at a price per share that is less than the conversion price of the Series B Preferred Stock of $0.15 or the warrant exercise price of $0.18.  The Company does not currently plan to adjust the conversion price of the Series B Preferred Stock.

The Certificate of Designation, as amended and restated, setting forth the rights and preferences of the Series B Preferred Stock, provides for the payment of dividends equal to 5% per annum payable on a quarterly basis. The Company has the option to pay dividends in shares of common stock if the shares are registered in an effective registration statement and the payment would not result in the holder exceeding any ownership limitations. The Series B Preferred Stock is convertible at maximum price of $0.15 per share, subject to certain adjustments, other than for increase in the conversion price in connection with a reverse stock split by the Company.

The Series B Preferred Stock also carries a liquidation preference of $10,000 per share.

The Holders of Series B Preferred stock have no voting rights except that the Company may not without the consent of a majority of the holders of Series B Preferred Stock (i) incur any indebtedness, as defined in the Purchase Agreement, or authorize, create or issue any shares having rights superior to the Series B preferred stock; (ii) amend its Articles of Incorporation or Bylaws or in anyway alter the rights of the Series B Preferred stock, so as to materially and adversely affect the rights, preferences and privileges of the Series B Preferred Stock; (iii) repurchase, redeem or pay dividends on any securities of the Company that rank junior to the Series B Preferred Stock; or (iv) reclassify the Company’s outstanding stock.

The Company also issued to Platinum a Series A Warrant to purchase 14,000,000 shares of the Company’s common stock. The warrants have a term of five years, and expire on August 1, 2012. The warrants provide a cashless exercise feature; however, the holders of the warrants may not make a cashless exercise during the twelve months commencing on August 1, 2007 and thereafter only if the underlying shares are not covered by an effective registration statement and the market value of the Company’s common stock is greater than the warrant exercise price.

The terms of the Warrant provide that it may not be exercised if such exercise would result in the holder having beneficial ownership of more than 4.99% of the Company’s outstanding common stock. The Amended and Restated Certificate of Designation contains a similar limitation and provides further that the Series B Preferred Stock may not be converted if such conversion, when aggregated with other securities held by the holder, will result in such holder’s ownership of more than 9.99% of the Company’s outstanding common stock. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. These limitations may be waived upon 61 days notice to the Company.

In addition to the foregoing:

•
The Company agreed that for a period of 3 years after the issuance of the Series B Preferred Stock that in the event the Company enters into a financing, with terms more favorable than those attached to the Series B Preferred Stock, then the holders of the Series B Preferred Stock will be entitled to exchange their securities for shares issued in the financing.

•
The Company agreed to register (i) 120% of the shares issuable upon conversion of the preferred shares and (ii) the shares issuable upon exercise of the warrants in a Registration Statement to be filed with the SEC within 30 days of the closing and shall use its best efforts to have the registration statement declared effective with 90 days, or in the event of a review by the SEC, within 120 days of the closing. The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement would result in the imposition of liquidated damages of 1.5% per month with a maximum of 18%.

•
The Company granted to Platinum the right to subscribe for an additional amount of securities to maintain its proportionate ownership interest in any subsequent financing conducted by the Company for a period of 3 years from the closing date.

•
The Company agreed to take action within 45 days of the closing to amend its bylaws to permit adjustments to the conversion price of the Series B Preferred Stock and the exercise price of the warrant. The failure of the Company to meet this timetable will result in the imposition of liquidated damages of 1.5% per month until the amendment to the Bylaw is effected.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

FINANCIAL STATEMENTS

A copy of our Form 10-KSB for the year ended June 30, 2006 and quarterly report on Form 10-QSB for the quarter ended March 31, 2007, without exhibits are being mailed with this proxy statement. Stockholders are referred to the report for financial and other information about us.

We are mailing this Information Statement to shareholders of record as of August 24, 2007. We will provide a copy of additional copies of the documents set forth above, excluding exhibits, at no charge upon request by writing to Mr. Martin Shmagin, Chief Financial Officer, Urigen Pharmaceuticals, Inc., 875 Mahler Road, Suite 235, Burlingame, CA 94010. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents our reasonable cost of furnishing such exhibits.